Exhibit 10.5
Otis Worldwide Corporation
2020 Long-Term Incentive Plan
Stock Appreciation Right Award
Schedule of Terms
(February 6, 2024)

This Schedule of Terms describes the material features of the Participant’s Stock Appreciation Right Award (the “SAR Award” or the “Award”) granted under the Otis Worldwide Corporation 2020 Long-Term Incentive Plan, as Amended and Restated as of January 1, 2024 (the “LTIP”), subject to this Schedule of Terms, the Award Agreement, and the terms and conditions set forth in the LTIP. The LTIP Prospectus contains further information about the LTIP and this Award and is available on the Corporation’s internal employee website and at www.ubs.com/onesource/OTIS.
You should read this document carefully. There are circumstances under which your Award could be forfeited and you could be obligated to repay gains realized from the Award to the Corporation (e.g., see the “Forfeiture of Award and Repayment of Realized Gains”).

If you are a Non-U.S. Participant, please refer to the Appendix for additional terms and conditions that may apply to you.

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Certain Definitions
A Stock Appreciation Right (a “SAR”) represents the right to receive the appreciation in one share of common stock of Otis Worldwide Corporation (the “Common Stock”) measured from the Grant Date to the date of exercise. The appreciation, upon exercise, is generally paid to the Participant in the form of shares of Common Stock. SARs generally vest if the Participant remains employed or otherwise engaged by the Corporation or the Service Recipient through the applicable vesting date schedule set forth on the Award Agreement (see “Vesting and Expiration” below), or upon an earlier Termination of Service under limited circumstances that may result in accelerated vesting (see “Termination of Service” below). “Company” means Otis Worldwide Corporation (the “Corporation”), together with its subsidiaries, divisions and affiliates. “Service Recipient” means an entity other than the Corporation in the Company group that employs or otherwise engages the Participant. “Termination Date” means the date the Participant’s employment ends, or, if different, the date the Participant ceases providing services to the Company as an employee, consultant, or in any other capacity. For the avoidance of doubt, and as described in more detail in the section entitled “Nature of Award,” absences from employment by reason of notice periods, garden leaves, or similar paid leaves associated with a Termination of Service shall not be recognized as service in determining the Termination Date. All references to termination of employment in this Schedule of Terms will be deemed to refer to “Termination of Service” as defined in the LTIP. “Committee” means the Compensation Committee of the Board. Capitalized terms not otherwise defined in this Schedule of Terms have the same meaning as defined in the LTIP.
Country-Specific Appendix
Notwithstanding any provisions in this Schedule of Terms, the SAR grant shall be subject to any special or additional terms and conditions set forth in any Appendix to this Schedule of Terms for the Participant’s work country, unless determined otherwise by the Committee. Moreover, if the Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Participant, to the extent the Corporation determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Schedule of Terms.
Acknowledgement and Acceptance of the Otis SAR Award
The number of SARs awarded and the SAR Grant Price are set forth in the Award Agreement. The recipient of the SAR Award (the “Participant”) must affirmatively acknowledge and accept the terms and conditions of the SAR Award, which are contained in this Schedule of Terms, within 150 days following the Grant Date. A failure to acknowledge and accept the SAR Award within 150 days from the Grant Date will result in the forfeiture of the SAR Award.
Participants must acknowledge and accept the terms and conditions of this SAR Award electronically via the Union Bank of Switzerland (“UBS”) One Source website at www.ubs.com/onesource/OTIS. Participants based in certain countries may be required to acknowledge and accept the terms and conditions of this SAR Award by signing and returning the designated hard copy portion of the Award Agreement to the Stock Plan Administrator.
If you are employed in the State of Illinois, you (1) are advised under the Illinois Freedom to Work Act to consult with an attorney prior to agreeing to the covenants described in the section entitled “Forfeiture of Award and Repayment of Realized Gains” of this SAR Award, and
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(2) have been provided at least 14 calendar days to review these covenants prior to the acceptance deadline.
Exercise Price (or “Grant Price”)
The Grant Price represents the Fair Market Value of the Corporation’s Common Stock on the Grant Date. “Fair Market Value” means, as of any given date, the closing price of the Common Stock on the New York Stock Exchange (“NYSE”).
Vesting and Expiration
SARs will vest and expire (if unexercised) in accordance with the schedule set forth in the Award Agreement, subject to the Participant’s continued employment or service with the Corporation or Service Recipient through each applicable vesting date. Any unvested SARs will be forfeited in the event of Termination of Service prior to the applicable vesting date, except in certain earlier terminations involving Retirement, Involuntary Termination, Disability, Change-in-Control Termination, or Death (see “Termination of Service” below).
Vested SARs may be exercised on or after the applicable vesting date until the earlier of the:
(i)Expiration date specified in the Award Agreement, at which time the SARs and all associated rights lapse; or
(ii)Last day permitted on or following Termination of Service as specified in “Termination of Service” below.
SARs may also be forfeited and value realized from exercised SARs may be recouped by the Corporation under certain circumstances (see “Forfeiture of Award and Repayment of Realized Gains” below).
No Shareowner Rights
A SAR is the right to receive the appreciation in a share of Common Stock, subject to continued employment or service and certain other conditions. The holder of a SAR has no voting, dividend, or other rights accorded to owners of Common Stock, unless and until SARs are exercised and settled in Common Stock.
Exercise and Payment
While the Participant is employed by or providing services to the Corporation or the Service Recipient, the Participant may exercise any vested SARs on or after the applicable vesting date until the expiration date. The value the Participant will realize upon the exercise of a SAR is the positive difference between the price of the Common Stock at the time of exercise and the Grant Price. Upon Termination of Service other than for Cause, the Participant’s vested SARs may be exercised under the specific terms for such termination described in the “Termination of Service” section. The Participant will generally receive shares of Common Stock as soon as administratively practicable following exercise of SARs. Exercised SARs may instead be paid in cash if the Committee so determines, including where local law restricts the distribution of Common Stock. The amount paid in cash will be equal to the difference between the price of the Common Stock at the time of exercise and the Grant Price.
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It is the responsibility of the Participant to track the expiration of the Award and exercise SARs in a timely manner. The Corporation assumes no responsibility for, and will make no adjustments with respect to, any SARs that expire unexercised. Any communication from the Plan Administrator or the Corporation to the Participant with respect to expiration is provided as a courtesy only. Note, SARs must be exercised when the NYSE is open. If your expiration date falls on a weekend or other day the NYSE is not open, don’t wait until your expiration date to exercise SARs.
Termination of Service
The treatment of SARs upon Termination of Service depends upon the reason for termination, as detailed in the following sections. SARs held for less than one (1) year as of the Termination Date will be forfeited, except in the event of Death, Disability, or Change-in-Control Termination, as discussed below.
Absences from employment because of notice periods, garden leaves, or similar paid leaves associated with a Termination of Service will not be recognized as service in determining the Termination Date, unless required by applicable law.
Retirement. If the Participant’s termination results from Retirement, unvested SARs held for at least one (1) year as of the Termination Date will fully vest and become exercisable. For this purpose, Retirement means either a Normal Retirement or Early Retirement as defined below:
•“Normal Retirement” means retirement on or after age 65;
•“Early Retirement” means retirement on or after age 55 with at least 10 years of continuous service as of the Termination Date.
Upon Retirement, vested SARs may be exercised as detailed in the chart below:

Retirement Type	Service Recipient Consents to Early Retirement *	Exercise Period
Normal Retirement (age 65)	N/A	SARs may be exercised until the expiration of their term
Early Retirement on or after age 55 + 10 years of continuous service as of the Termination Date	Yes	SARs may be exercised until the expiration of their term
	No	SARs may be exercised for three (3) years following the Termination Date or until the expiration of the SAR, whichever is earlier
* The Service Recipient’s consent to the Participant’s Retirement will be at the sole discretion of the Service Recipient based on its ability to effectively transition the Participant’s responsibilities as of the Termination Date and such other factors as it may deem appropriate.

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The Participant will not receive Retirement treatment with respect to any Award in the event of involuntary termination by the Corporation or the Service Recipient for Cause even if the Participant qualifies for Retirement.
The calculation to determine Early Retirement will include partial years, rounded down to the nearest full month.
Involuntary Termination for Cause. If the Participant’s termination results from an involuntary termination by the Corporation or the Service Recipient for Cause (as defined in the LTIP), both vested and unvested SARs will be forfeited as of the Termination Date regardless of the Participant’s Retirement eligibility. In addition, value realized from previously exercised SARs is subject to repayment in the event of termination for Cause or certain other occurrences (see “Forfeiture of Award and Repayment of Realized Gains” below).
Involuntary Termination other than for Cause, Death or Disability. If the Participant’s termination results from an involuntary termination by the Corporation or the Service Recipient for reasons other than Cause, death or Disability, and does not constitute a Change-in Control Termination, unvested SARs held for at least one (1) year as of the Termination Date will receive pro-rata vesting treatment, subject to the Participant providing the Corporation, if requested, a release of claims in a form and manner satisfactory to the Corporation. The pro-rata vesting of a SAR Award held for at least one (1) year will be based on the number of days during the full vesting period (e.g., three-year period if the SAR Award vests ratably over three years) that the Participant was employed with (or performed service for) the Corporation or Service Recipient, divided by the total number of days in the full vesting period, rounded up to the nearest share, and then reduced by any portion of the SAR Award that previously vested. SARs not eligible to vest under this pro-rata vesting formula will be forfeited as of the Termination Date.
Example pro-rata vesting percentage calculation:
•# SARs granted: 900
•Vesting schedule: 3-year ratable vesting (i.e., 300 on year 1, 300 on year 2, and 300 on year 3)
•% time participated in full vesting period: 50%
# of pro-rata SARs = (# SARs granted) * (% time participated in full vesting period) – (already vested SARs)
150 = (900 * 50%) – 300
Upon involuntary termination for reasons other than Cause, vested SARs may be exercised for one (1) year following the Termination Date or until the expiration of the SAR, whichever is earlier in accordance with the “Exercise and Payment” section. Unexercised vested SARs will expire without value at the close of the NYSE on the first anniversary of the Termination Date, or the expiration date, whichever comes first. In the event that the date falls on a weekend or market holiday, the SARs will be cancelled at the end of the last trading day prior to such date.
Absences from employment because of notice periods, garden leaves, or similar paid leaves associated with a Termination of Service will not be recognized as service in determining the pro-rata vesting percentage, unless required by applicable law.
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Retirement eligible Participants will be eligible to vest in accordance with the Retirement provisions set forth above. Change-in-Control Terminations are subject to vesting treatment as set forth in the Change-in-Control provisions below.
Voluntary Termination. If the Participant voluntarily terminates employment or service (other than for Retirement or a Change-in-Control Termination), the Participant is not entitled to vesting and will forfeit all unvested SARs as of the Termination Date. If the Corporation or Service Recipient terminates the Participant’s employment or service after receiving notice from the Participant that the Participant is voluntarily terminating employment or service, such termination shall be considered a voluntary termination by the Participant. Vested SARs may be exercised for up to ninety (90) days from the Termination Date or until the expiration of the SAR (if earlier). Unexercised SARs will expire without value at the close of the NYSE on the ninetieth (90th) day following the Termination Date, or the expiration date, whichever comes first. In the event that the date falls on a weekend or market holiday, the SARs will be cancelled at the end of the last trading day prior to the 90th day.
Death or Disability. If the Participant dies while still employed by or providing services to the Corporation or the Service Recipient, or if the Participant incurs a Disability, all unvested SARs will vest as of the date of death or Disability, as applicable, and become exercisable. The Participant, Participant’s estate or designated beneficiary, as applicable, will have three (3) years from the date of death or the Disability, as applicable (or until the expiration of the SAR, if earlier) to exercise all outstanding SARs, provided however, that if a SAR expires prior to the expiration of the three-year extension period, the SAR will be deemed to be exercised by the Participant, Participant’s estate or designated beneficiary (if such a designation has been provided to the Corporation, and to the extent the Corporation determines such designation to be valid), as may be determined in the Corporation’s sole discretion, as of the SAR expiration date (where applicable) held for distribution to the Participant, Participant’s estate or beneficiary, as applicable. To be considered a Disability under this Award, the “disability” event must meet the definition under Section 409A(a)(2)(C) of the Code.
Different tax rules may apply when the estate, beneficiary, or heir exercises the deceased Participant’s SARs. A personal tax or financial advisor should be consulted under this scenario.
Change-in-Control Termination. If the SARs are replaced with a Replacement Award in connection with a Change-in-Control in accordance with Section 10(c) of the LTIP, and the Participant’s termination results from an involuntary termination by the Corporation or the Service Recipient for reasons other than for Cause, death or Disability, or due to the Participant’s voluntary termination for “Good Reason,” in each case, within 24 months following a Change-in-Control in accordance with Section 10(d) of the LTIP (such Termination of Service, a “CIC Termination”), then all unvested SARs will vest and become exercisable as of the Termination Date and all vested SARs will be exercisable until the third anniversary of the Termination Date (or until the expiration of the SAR, if earlier).
Forfeiture of Award and Repayment of Realized Gains
SARs, whether or not vested, including Common Stock and cash delivered upon exercise, are subject to the Corporation’s Compensation Recovery Policy (the “Compensation Recovery Policy”), as in effect from time to time, available on www.otisinvestors.com.
The Participant agrees that the restrictions set forth in the Compensation Recovery Policy are reasonable and that the value of the LTIP awards is reasonable consideration for accepting
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such restrictions and forfeiture contingencies. However, if any portion of this section is held by competent authority to be unenforceable, this section shall be deemed amended to limit its scope to the broadest scope that such authority determines is enforceable, and as so amended shall continue in effect. The Participant acknowledges that this Award shall constitute compensation in satisfaction of these covenants.
In addition, the Participant acknowledges that if employed in the State of Illinois, he or she has been advised to consult with an attorney before agreeing to these provisions and was provided with at least 14 calendar days to review these covenants. Further, the provisions in the Compensation Recovery Policy pertaining to non-competition shall not be enforced with respect to a Participant during such time the Participant primarily resides or works in California and shall be modified to the extent necessary to allow the Participant to comply with the rules of professional conduct applicable to the Participant (e.g., American Bar Association Model Rule of Professional Conduct 5.6 (Restrictions on Right to Practice)).
Following a Change-in-Control, no incentive compensation clawback, recoupment or repayment policies or provisions adopted by the Corporation, including the Compensation Recovery Policy, shall apply to Awards granted under the LTIP (or any successor plan) to the Participant; provided, however, that if the Participant is subject to the Corporation’s Erroneously Awarded Compensation Recovery Policy because the Participant is or was an executive officer (as defined in that policy), that policy shall continue to apply to the Participant solely to the extent the application of such policy is necessary to comply with applicable law or applicable securities exchange listing standards.
Adjustments
If the Corporation engages in a transaction affecting its capital structure, such as a merger, distribution of a special dividend, spin-off of a business unit, stock split, subdivision or consolidation of shares of Common Stock or other events affecting the value of Common Stock, SAR Awards may be adjusted as determined by the Committee, in its sole discretion.
Further information concerning capital adjustments is set forth in Section 3(d) of the LTIP, which can be located at www.ubs.com/onesource/OTIS.
Change-in-Control
In the event of a Change-in-Control or restructuring of the Corporation, the Committee may, in its sole discretion, take certain actions with respect to outstanding Awards to assure fair and equitable treatment of LTIP Participants. Such actions may include the acceleration of vesting, canceling an outstanding Award in exchange for its equivalent cash value (as determined by the Committee), or providing for other adjustments or modifications to outstanding Awards as the Committee may deem appropriate. In the event of a Change-in-Control where the SARs are not replaced by a Replacement Award, the SARs will fully vest and become exercisable in accordance with Section 10(b) of the LTIP.
Further details concerning Change-in-Control are set forth in Section 10 of the LTIP, which can be located at www.ubs.com/onesource/OTIS.
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Awards Not to Affect Certain Transactions
SAR Awards do not in any way affect the right of the Corporation or its shareowners to effect: (i) any adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital or business structure; (ii) any merger or consolidation of the Corporation; (iii) any issue of bonds, debentures, shares of stock preferred to, or otherwise affecting the Common Stock of the Corporation or the rights of the holders of such Common Stock; (iv) the dissolution or liquidation of the Corporation; (v) any sale or transfer of all or any part of its assets or business; or (vi) any other corporate act or proceeding.
Responsibility for Taxes
The Participant acknowledges that, regardless of any action taken by the Corporation or, if different, the Service Recipient, the Participant is responsible for all income taxes, social insurance contributions, payroll taxes, fringe benefits tax, payment on account or other tax-related items attributable to the Participant’s participation in the LTIP and legally applicable or deemed applicable to the Participant (“Tax-Related Items”). The Participant further acknowledges that the Corporation and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award or the underlying shares of Common Stock, including, but not limited to, the grant, vesting, or exercise of the Award, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. The price of the Common Stock at the time of exercise will be used to calculate taxable income realized from the SARs and the amount of shares of Common Stock that may be withheld to satisfy the Tax-Related Items, except where otherwise required by applicable law, as determined in the Corporation’s sole discretion.
In connection with any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Corporation and/or the Service Recipient to satisfy all Tax-Related Items. By accepting the Award, the Participant authorizes the Corporation and/or the Service Recipient, or their respective agents, at their sole discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following: (i) deducting directly from any payment due to the Participant or from any obligation of the Corporation and/or the Service Recipient to the Participant (including but not limited to, withholding from the Participant’s regular compensation); (ii) requiring the Participant (or the Participant’s estate or beneficiaries, as applicable) to pay the Corporation an amount sufficient to satisfy compliance with the Tax-Related Items; (iii) withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the SARs either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Participant’s behalf pursuant to this authorization and without further consent); (iv) withholding in shares of Common Stock to be issued upon exercise of the SARs; or (v) any other method of withholding determined by the Corporation and to the extent required by applicable law or the LTIP, approved by the Committee.
The Corporation and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock) or if not refunded, the Participant may seek a refund from the local tax
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authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Corporation and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, the Participant will be deemed to have been issued the full number of shares of Common Stock subject to the exercised SARs, notwithstanding that a number of the shares of Common Stock is held back solely for purposes of paying the Tax-Related Items.
The Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Corporation and/or the Service Recipient, if any. Further, if the Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that the Corporation and/or the Service Recipient may be required to withhold or account for Tax-Related Items in more than one jurisdiction. In those countries where there is no withholding on account of such Tax-Related Items, Participants must pay the appropriate taxes as required by any country where they are subject to tax.
The Corporation may refuse to distribute an Award if the Participant fails to comply with his or her obligations in connection with Tax-Related Items.
Notwithstanding the foregoing, if the Participant is an individual covered under Section 16 of the Securities Exchange Act of 1934, as amended at the time that a taxable event occurs, then the withholding obligations with respect to such taxable event will be satisfied by withholding shares of Common Stock subject to the SAR Award equal to the tax withholding amount.
Important information about the U.S. Federal income tax consequences of LTIP Awards can be found in the LTIP Prospectus at www.ubs.com/onesource/OTIS.
Non-assignability
Unless otherwise approved by the Committee or its delegate, no assignment or transfer of any right or interest of the Participant in any SAR Award, whether voluntary or involuntary, by operation of law or otherwise, is permitted except by (i) will or the applicable laws of descent and distribution or (ii) certain intra-family transfers or transfers pursuant to qualified domestic relations orders subject to procedures and requirements established by the Committee and compliance with U.S. Securities and Exchange Commission (“SEC”) rules. Any other attempt to assign such rights or interest shall be void and without force or effect.
Nature of Award
By accepting the grant, the Participant acknowledges, understands and agrees that:
(i)    the LTIP is established voluntarily by the Corporation, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Corporation at any time, to the extent permitted by the LTIP;
(ii)    the grant of the SARs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of SARs, or benefits in lieu of SARs, even if SARs have been granted in the past;
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(iii)    all decisions with respect to future SARs or other grants, if any, will be at the sole discretion of the Corporation;
(iv)    the grant of the SAR Award and the Participant’s participation in the LTIP shall not create a right to employment or other service relationship with the Corporation;
(v)    the grant of the SAR Award and the Participant’s participation in the LTIP shall not be interpreted as forming or amending an employment or service contract with the Corporation or the Service Recipient;
(vi)    the Participant is voluntarily participating in the LTIP;
(vii)    the SARs and the shares of Common Stock subject to the SARs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(viii)    the SARs and the shares of Common Stock subject to the SARs, and the income from and value of same, are not part of normal or expected compensation for purposes of, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(ix)    unless otherwise agreed with the Corporation in writing, the SARs and the shares of Common Stock subject to the SARs, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or Affiliate of the Corporation;
(x)    the future value, if any, of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;
(xi)    no claim or entitlement to compensation or damages shall arise from forfeiture of the SARs resulting from the termination of the Participant’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where the Participant is employed or renders service or the terms of the Participant’s employment or service agreement, if any);
(xii)    for purposes of the SAR and subject to Section 409A, the Participant’s employment or service relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Corporation, the Service Recipient or any other Subsidiary or Affiliate of the Corporation (regardless of the reason for such Termination of Service and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or renders service or the terms of the Participant’s employment or service agreement, if any), and such date will not be extended by any notice period unless required by applicable law (e.g., the Participant’s period of employment or service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or renders services or the terms of the Participant’s employment or service agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Participant’s SAR Award (including whether the Participant may still be considered to be providing services while on a leave of absence); and
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(xiii)    neither the Corporation, the Service Recipient nor any other Subsidiary or Affiliate of the Corporation shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the SARs or of any amounts due to the Participant pursuant to the exercise of the SARs or the subsequent sale of any shares of Common Stock acquired upon exercise.
Right of Discharge Reserved
Nothing in the LTIP or in any SAR Award shall confer upon any Participant the right to continued employment or service for any period of time, or affect any right that the Corporation or the Service Recipient may have to terminate the employment or service agreement, if any, of any Participant at any time for any reason.
Administration
The Board has delegated the administration and interpretation of the Awards granted pursuant to the LTIP to the Committee. The Committee establishes such procedures as it deems necessary and appropriate to administer Awards in a manner that is consistent with the terms of the LTIP. The Committee has, consistent with its charter and subject to certain limitations, delegated to the Chief Executive Officer, the Chief People Officer and the Senior Vice President Total Rewards the authority to grant, administer, and interpret Awards, provided that, such delegation will not apply with respect to employees of the Corporation who are covered under Section 16 of the Exchange Act, as amended, and to members of the Corporation’s Executive Leadership Group. Awards to these individuals will be granted, administered, and interpreted exclusively by the Committee. The Committee’s decision or that of its delegate on any matter related to an Award shall be binding, final, and conclusive on all parties in interest.
Data Privacy
This notice supplements and should be read in conjunction with the Otis Employee Privacy Notice, available at www.otis.com/en/us/privacy-policy. The Participant understands that the Corporation and the Service Recipient may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, details of all SARs or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor. This information is used for the exclusive purpose of implementing, administering and managing the LTIP, which is necessary for the Corporation to fulfill its contractual obligations to Participants (and any associated legal requirements), as well as for the Corporation’s own legitimate interests.
To the extent that local law requires consent for the Corporation to lawfully hold this information, the Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal information as described in this Schedule of Terms and any other SAR grant materials (“Data”) by and among, as applicable, the Service Recipient, the Corporation and its Subsidiaries and Affiliates.
The Participant understands that Data will be transferred to UBS, or such other stock plan service provider as may be selected by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the LTIP.  The Participant understands that the recipients of the Data may be located in the United States or
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elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country.  Any such transfers are consistent with applicable legal requirements, as further described in the Otis Employee Privacy Notice.
The Participant understands that, under applicable law, the Participant may have certain rights in relation to the Data, including the right to access, correct, erase, and restrict the use of such information, as well as to object in certain cases.  Insofar as applicable law requires the Corporation to rely on the Participant’s consent to hold this information, the Participant may also have the right to withhold or withdraw such consent, but the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the LTIP. The Participant may exercise these rights, where applicable, by contacting the Corporation at privacy@otis.com. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the LTIP.
Corporation Compliance Policies
Participants must comply with the Corporation’s Absolutes and Corporate Policies and Procedures. Violations can result in the forfeiture of Awards and the obligation to repay previous gains realized from LTIP Awards. The Corporation’s Absolutes and Corporate Policy Manual are available online on the Corporation’s internal home page.
Compliance With Law
Notwithstanding any other provision of the LTIP or this Schedule of Terms, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Corporation shall not be required to deliver any shares issuable upon exercise of the SAR prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Corporation shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Corporation is under no obligation to register or qualify the shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, the Participant agrees that the Corporation shall have unilateral authority to amend the Schedule of Terms without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.
Language
The Participant acknowledges and represents that the Participant is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in the English language, so as to enable the Participant to understand the provisions of this Schedule of Terms and the LTIP. If the Participant has received this Schedule of Terms or any other document related to the LTIP translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
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Electronic Delivery and Participation
The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the LTIP by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the LTIP through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.
Severability
The provisions of this Schedule of Terms are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Imposition of Other Requirements
The Corporation reserves the right to impose other requirements on the Participant’s participation in the LTIP, on the SAR and on any shares of Common Stock acquired under the LTIP, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional Schedule of Terms or undertakings that may be necessary to accomplish the foregoing.
Waiver
The Participant acknowledges that a waiver by the Corporation of breach of any provision of this Schedule of Terms or the Award Agreement shall not operate or be construed as a waiver of any other provision of this Schedule of Terms or the Award Agreement, or of any subsequent breach by the Participant or any other Participant.
Insider Trading/Market Abuse
The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Corporation shares, rights to shares (e.g., SARs) or rights linked to the value of shares (e.g., phantom awards, futures) during such times the Participant is considered to have “inside information” regarding the Corporation as defined in the laws or regulations in the applicable jurisdictions.  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information.  Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  The Participant should keep in mind third parties includes fellow employees and service providers.  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Corporation.  The Participant is responsible for complying with any restrictions and should speak to my personal advisor on this matter.
Exchange Control, Foreign Asset/Account and/or Tax Reporting
Depending upon the country to which laws the Participant is subject, the Participant may have certain foreign asset/account and/or tax reporting requirements that may affect the Participant’s ability to acquire or hold shares of Common Stock under the LTIP or cash received from
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participating in the LTIP (including from any dividends or dividend equivalents or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside the Participant’s country of residence. The Participant’s country may require that the Participant report such accounts, assets or transactions to the applicable authorities in the Participant’s country. The Participant also may be required to repatriate cash received from participating in the LTIP to the Participant’s country within a certain period of time after receipt. The Participant is responsible for knowledge of, and compliance with, any such regulations and should speak with the Participant’s personal tax, legal and financial advisors regarding same.
Interpretations
This Schedule of Terms provides a summary of terms applicable to the SAR Award. This Schedule of Terms and each Award Agreement are subject in all respects to the terms of the LTIP, which can be located at www.ubs.com/onesource/OTIS. In the event that any provision of this Schedule of Terms or any Award Agreement is inconsistent with the terms of the LTIP, the terms of the LTIP shall govern. Any question concerning administration or interpretation arising under the Schedule of Terms or any Award Agreement will be determined by the Committee or its delegates, in its sole discretion, and such determination shall be final, binding, and conclusive upon all parties in interest. If this Schedule of Terms or any other document related to this Award is translated into a language other than English and a conflict arises between the English and translated version, the English version will control.
Governing Law and Venue
The LTIP, this Schedule of Terms, and the Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. For purposes of litigating any dispute that arises under this SAR Award or the Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Connecticut, agree that such litigation shall be conducted in the courts of Hartford County, Connecticut, or the federal courts for the United States for the District of Connecticut, where this grant is made and/or to be performed.
Additional Information
Questions concerning the LTIP or Awards and requests for LTIP documents can be directed to:
    Stock Plan Administrator
StockPlanAdmin@otis.com
OR
Otis Worldwide Corporation
Attn: Stock Plan Administrator
One Carrier Place
Farmington, CT 06032

The Corporation and / or its approved Stock Plan Administrator will send any Award-related communications to the Participant’s email address or physical address on record. It is the responsibility of the Participant to ensure that both the e-mail and physical address on record are up-to-date and accurate at all times to ensure delivery of Award-related communications.
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Appendix
Otis Worldwide Corporation
Stock Appreciation Right Award Schedule of Terms
Additional Terms and Conditions for Non-U.S. Participants
This Appendix includes additional terms and conditions that govern the SARs granted to the Participant under the LTIP if the Participant resides and/or works in one of the countries listed below. It also includes certain securities information of which the Participant should be aware. The information is based on the laws in effect in the respective countries as of January 2024.
Capitalized terms used but not defined in this Appendix have the meanings set forth in the LTIP and/or in this Schedule of Terms.
If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the SARs, the Corporation shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall be applicable to the Participant.

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AUSTRALIA
Securities Law Information. This offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth). If the Participant acquires shares of Common Stock under the LTIP and subsequently offers the shares of Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should consult with their legal advisor before making any such offer in Australia.
AUSTRIA
There are no country-specific provisions.
BRAZIL
Nature of Award. This provision supplements the “Nature of Award” section of this Schedule of Terms:
By accepting this SAR Award, the Participant acknowledges and agrees that (i) the Participant is making an investment decision, and (ii) the value of the underlying shares of Common Stock is not fixed and may increase or decrease over the vesting period, without compensation to the Participant.
Further, the Participant acknowledges and agrees that, for all legal purposes, (i) any benefits provided to the Participant under the LTIP are unrelated to the Participant’s employment or service; (ii) the LTIP is not a part of the terms and conditions of the Participant’s employment or service; and (iii) the income from the Participant’s participation in the LTIP, if any, is not part of the Participant’s remuneration from employment or service.
Compliance with Law. By accepting this Award, the Participant agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the exercise of the Award, the sale of shares of Common Stock acquired under the LTIP and the receipt of any dividends paid on such shares of Common Stock.
CHINA
The following provisions apply to the Participant if the Participant is subject to exchange control regulations in the People’s Republic of China (“China”), including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Corporation in its sole discretion:
Exchange Control Restrictions.
(i) SAFE Approval. Notwithstanding anything to the contrary in the Schedule of Terms or the Award Agreement, the Participant will not be permitted to vest and/or exercise SARs to acquire shares of Common Stock unless and until the necessary approvals for the LTIP have been obtained from SAFE and remain in place, as determined by the Corporation in its sole discretion. Further, the Corporation is under no obligation to issue shares of Common Stock if the Corporation has not or does not obtain SAFE approval or if any such SAFE approval subsequently becomes invalid or ceases to be in effect by the time the Participant vests in the SARs.
(ii) Impact of Termination of Employment on Vesting and Exercise. Notwithstanding anything to the contrary in this Schedule of Terms or the Award Agreement, in no event will SARs be exercisable or shares issuable after 6 months following the Termination Date.
(iii) Mandatory Sale Upon Termination of Employment. Notwithstanding anything to the contrary in this Schedule of Terms or the Award Agreement, where a Participant’s employment or service with the Service Recipient is terminated for whatever reason, the Corporation’s broker will sell all the shares of Common Stock held by the Participant as a result of the exercise of
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SARs as soon as administratively practicable (and in all cases within 6 months following the Termination Date). The proceeds from such sale, less any applicable withholdings, will be delivered to the Participant (or the Participant’s estate) as soon as administratively practicable.
(iv) Broker Account. Any shares of Common Stock issued to the Participant upon the exercise of the SARs must be maintained in an account with UBS or such other broker as may be designated by the Corporation until the shares of Common Stock are sold through that broker.
(v) Repatriation. The Participant understands and agrees that, due to local exchange control requirements, he or she is required to repatriate to the China all proceeds he or she receives from participation in the LTIP, including any cash dividends and the cash proceeds from the sale of the shares of Common Stock acquired upon the exercise of the SARs. The Participant further understands that, under Chinese law, such repatriation of his or her cash proceeds will be effected through a special exchange control account established by the Corporation, the Service Recipient or another Subsidiary or Affiliate of the Corporation in China, and the Participant hereby consents and agrees that any proceeds he or she may receive as a result of participation in the LTIP will be transferred to such special account prior to being delivered to him or her. Unless the Corporation in its sole discretion decides otherwise, the proceeds will be paid to the Participant in local currency. The Corporation is under no obligation to secure any particular exchange conversion rate and the Corporation may face delays in converting the proceeds into local currency due to exchange control restrictions in China. The Participant agrees that neither the Corporation nor any Subsidiary or Affiliate can be held liable for any delay in delivering the proceeds to the Participant. The Participant agrees to bear any currency fluctuation risk between the time the shares of Common Stock are sold and the time the sale proceeds are distributed through any such special exchange account.
(vi) Other. The Participant further agrees to comply with any other requirements that may be imposed by the Corporation in the future in order to facilitate compliance with exchange control requirements in China and to sign any agreements, forms and/or consents that may be reasonably requested by the Corporation (or the Corporation's designated broker) to effect any of the remittances, transfers, conversions or other processes affecting the proceeds.
CZECH REPUBLIC
There are no country-specific provisions.
FRANCE
Language Consent. By accepting the Award, the Participant confirms having read and understood the LTIP, this Schedule of Terms, and the Award Agreement, which were provided in the English language. The Participant accepts the terms of those documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant l’Attribution, le Participant confirme avoir lu et compris le Plan (« LTIP »), les présents Termes et Conditions et le Contrat d’Attribution qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.
SARs Not French-Qualified. The SARs granted under this Schedule of Terms will not qualify for the special French tax and social security treatment under Sections L. 225-197-1 to L. 225-197-6 and Sections L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.
GERMANY
There are no country-specific provisions.
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HONG KONG
Form of Exercise and Payment. SARs granted to individuals resident in Hong Kong shall be paid in shares of Common Stock only. In no event shall any SARs be paid in cash, notwithstanding any discretion contained in the LTIP and/or this Schedule of Terms to the contrary.
Issuance of Shares and Sale of Shares. This provision supplements the “Vesting and Expiration” section of this Schedule of Terms:
Any shares of Common Stock issued upon exercise of the Award are accepted as a personal investment. In the event shares of Common Stock subject to the Award are issued to the Participant within six months of the Grant Date, the Participant agrees that the Participant will not offer the shares of Common Stock to the public in Hong Kong or otherwise dispose of any such shares prior to the six-month anniversary of the Grant Date.
Securities Law Information: WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this Schedule of Terms, the Award Agreement, the LTIP or any other incidental communication materials, the Participant should obtain independent professional advice. The Award and any shares of Common Stock issued upon exercise do not constitute a public offering of securities under Hong Kong law and are available only to service providers of the Corporation and its Subsidiaries and Affiliates. This Schedule of Terms, the Award Agreement, the LTIP and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Awards and any related documents are intended only for the personal use of each eligible service provider of the Service Recipient, the Corporation or any other Subsidiary or Affiliate and may not be distributed to any other person.
INDIA
There are no country-specific provisions.
ITALY
LTIP Document Acknowledgment. By participating in the LTIP, the Participant acknowledges that the Participant has received a copy of the LTIP, this Schedule of Terms, and the Award Agreement and has reviewed the LTIP, this Schedule of Terms, and the Award Agreement in their entirety and fully understands and accepts all provisions of the LTIP, this Schedule of Terms, and the Award Agreement. The Participant further acknowledges that the Participant has read and specifically and expressly approves the sections of this Schedule of Terms addressing (i) Responsibility for Taxes, (ii) Non-assignability, (iii) Nature of Award, (iv) Data Privacy, (v) Compliance With Law, (vi) Imposition of Other Requirements, and (vii) Governing Law and Venue.
JAPAN
There are no country-specific provisions.
KOREA
There are no country-specific provisions.
LUXEMBOURG
There are no country-specific provisions.
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PORTUGAL
Language Consent. The Participant hereby expressly declares that the Participant has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the LTIP and this Schedule of Terms.
Conhecimento da Língua.  Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo (Schedule of Terms em inglés).
SINGAPORE
Restriction on Sale of Shares. To the extent the Award vests within six months of the Grant Date, the Participant may not dispose of the shares of Common Stock issued upon exercise of the SARs, or otherwise offer the shares of Common Stock to the public, prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”) or pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.
Securities Law Information. The Award is being made to the Participant in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chap. 289, 2006 Ed.), is exempt from the prospectus and registration requirements under the SFA and is not made to the Participant with a view to the Award or underlying shares of Common Stock being subsequently offered for sale to any other party. The LTIP has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
SPAIN
Nature of Award. This provision supplements the “Nature of Award” section of this Schedule of Terms:
By accepting the Award, the Participant consents to participation in the LTIP and acknowledges that the Participant has received a copy of the LTIP.
The Participant understands that the Corporation has unilaterally, gratuitously and in its sole discretion decided to grant an Award under the LTIP to individuals who may be contractors, directors, or employees of the Service Recipient, the Corporation, or one of its other Subsidiaries or Affiliates throughout the world. The decision is limited and entered into based upon the express assumption and condition that any Award will not economically or otherwise bind the Corporation or any Subsidiary or Affiliate, including the Service Recipient, on an ongoing basis, other than as expressly set forth in this Schedule of Terms or the Award Agreement. Consequently, the Participant understands that the Award is given on the assumption and condition that the Award shall not become part of any employment or other service contract (whether with the Corporation or any Subsidiary or Affiliate, including the Service Recipient) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the Award, which is gratuitous and discretionary, since the future value of the Award, and the underlying shares of Common Stock, is unknown and unpredictable.
Further, the Participant’s participation in the LTIP is expressly conditioned on the Participant’s continued and active rendering of service, such that, unless otherwise set forth in the LTIP, if the Participant’s employment or service terminates for any reason, the Participant’s participation in the LTIP will cease immediately. This will be the case, for example, even if (1) the Participant is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant’s employment or service ceases due to a change of work location, duties or any other employment or contractual condition; (4) the Participant’s
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employment or service ceases due to a unilateral breach of contract by the Corporation or any of its Subsidiaries and Affiliates; or (5) the Participant’s employment or service terminates for any other reason whatsoever. Consequently, upon Termination of Service for any of the above reasons, the Participant automatically lose any right to participate in the LTIP on the date of the Participant’s Termination of Service, as described in the LTIP, this Schedule of Terms, and the Award Agreement.
Furthermore, the Participant hereby agrees that by accepting the Award, the participant authorizes the Corporation and/or the Service Recipient, or their respective agents, at their sole discretion, to satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following: (i) deducting directly from any payment due to the Participant or from any obligation of the Corporation and/or Service Recipient to the Participant (including but not limited to, withholding from the Participant’s regular compensation); (ii) requiring the Participant (or the Participant’s estate or beneficiaries, as applicable) to pay the Corporation an amount sufficient to satisfy compliance with the Tax-Related Items; (iii) withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the SARs either through a voluntary sale or through a mandatory sale arranged by the Corporation (on the Participant’s behalf pursuant to this authorization and without further consent); (iv) withholding in shares of Common Stock to be issued upon exercise of the SARs; or (v) any other method of withholding determined by the Corporation and to the extent required by applicable law or the LTIP, approved by the Committee.
Securities Law Information. The Award and shares of Common Stock described in this Schedule of Terms do not qualify under Spanish regulations as securities.  No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. The LTIP, this Schedule of Terms, and the Award Agreement have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.
SWITZERLAND
Securities Law Information. Because the offer of the Award is considered a private offering in Switzerland; it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Award (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Corporation or Service Recipient or (iii) have been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
TURKEY
Securities Law Information. Shares of Common Stock acquired under the LTIP cannot be sold in Turkey. The Shares are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “OTIS” and the shares may be sold through this exchange.
Financial Intermediary Obligation. Turkish residents are permitted to purchase and sell securities or derivatives traded on exchanges abroad only through a financial intermediary licensed in Turkey. Therefore, in order to sell shares of Common Stock acquired under the LTIP, individuals may be required to appoint a Turkish broker to assist with the sale.
UNITED ARAB EMIRATES
Securities Law Information. Participation in the LTIP is being offered only to eligible service providers of the Corporation and any Subsidiary or Affiliate and is in the nature of providing equity incentives to employees in the United Arab Emirates. The LTIP, this Schedule of Terms, and the Award Agreement are intended for distribution only to such service providers and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities
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offered should conduct their own due diligence on the securities. If the Participant does not understand the contents of the LTIP, this Schedule of Terms, or the Award Agreement, the Participant should consult an authorized financial adviser. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the LTIP. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the LTIP, this Schedule of Terms, or the Award Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM
Responsibility for Taxes. This provision supplements the “Responsibility for Taxes” section of this Schedule of Terms:
Without limitation to this section of this Schedule of Terms, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Corporation or the Service Recipient or by HM Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Corporation and the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or an executive officer of the Corporation (within the meaning of such terms for purposes of Section 13(k) of the Exchange Act), the Participant acknowledges that the Participant may not be able to indemnify the Corporation or the Service Recipient for the amount of any income tax not collected from or paid by the Participant, as it may be considered a loan. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Item(s) occurs may constitute an additional benefit to the Participant on which additional income tax and National Insurance Contributions may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Corporation or the Service Recipient (as appropriate) for the value of any National Insurance Contributions due on this additional benefit, which the Corporation or the Service Recipient collect by any of the means referred to in the LTIP or this Schedule of Terms.
Section 431 Election. The Participant agrees that the Participant is required to enter into a joint election with the Service Recipient pursuant to section 431 of Income Tax (Earnings and Pensions) Act 2003 (or such other election as the Corporation may direct for the same purpose) electing that the price of the shares of Common Stock to be acquired upon the exercise of the SARs be calculated as if they were not “restricted securities.” The issuance of shares of Common Stock pursuant to the SAR Award is conditioned upon the Participant’s entering into the form of section 431 election attached immediately below.

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NOTICE TO UK PARTICIPANTS
REGARDING THE TAX IMPACT OF ACCEPTING THE 431 ELECTION

Because there is a risk that HM Revenue & Customs (“HMRC”) may consider the shares you acquire at settlement of your Restricted Stock Units (“RSUs”), Performance Share Units (“PSUs”) and/or exercise of your Stock Appreciation Rights (“SARs”) to be “restricted” securities, you are required to enter into a joint election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (“431 Election”). This will ensure that you will be subject to tax on the full unrestricted market value of shares at settlement or exercise thereby avoiding any subsequent taxable event (other than upon sale of shares acquired at settlement or exercise, as applicable).

Clicking on the “ACCEPT” box indicates your acceptance of Part A of the two part “Joint Election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 for disapplication of Chapter 2 of the Income Tax (Earnings and Pensions) Act 2003”.  Your employer will sign and maintain Part B on file. You should read this Notice in its entirety before accepting the 431 Election.

Tax Impact of Accepting the 431 Election

By entering into the Election:

•you agree that you will be subject to income tax and National Insurance contributions on the full unrestricted market value of shares at settlement of your RSUs, PSUs and/or exercise of your SARs notwithstanding Otis Worldwide Corporation (“Corporation”)’s discretion to require you to give back shares or cash paid in connection with your awards in the event you engage in activity harmful to the Corporation as described in the “Forfeiture of Award and Repayment of Realized Gains” section of the Schedule of Terms; and

•you acknowledge that even if you have clicked on the “ACCEPT” box where indicated, the Corporation or your employer may still require you to sign a paper copy of this 431 Election (or a substantially similar form) if the Corporation determines necessary to give effect to the 431 Election.

Please read the 431 Election carefully before accepting the 431 Election.

Please print and keep a copy of the 431 Election for your records.

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Otis Worldwide Corporation

Joint Election under section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 for full disapplication of Chapter 2 of the Income Tax (Earnings and Pensions) Act 2003

Two Part Election

Part A - To be completed by the Employee

1.Between

The Employee who has obtained authorized access to the joint election

and

The Company (who is the Employee’s employer) identified in the attached Schedule of the Company Registration Number provided in the attached Schedule

2.Purpose of Election

This joint election is made pursuant to section 431(1) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the Employee and applies to:

Number of securities            All securities
Description of securities        Shares of common stock of Otis Worldwide Corporation
Name of issuer of securities        Otis Worldwide Corporation, a Delaware corporation

acquired by the Employee on or after the date of this joint election under the terms of the Otis Worldwide Corporation 2020 Long-Term Incentive Plan.

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4.Extent of Application

This election under section 431(1) ITEPA disapplies all restrictions attaching to the securities.

5.Declaration

This election will become irrevocable upon the later of the date it is signed or accepted electronically or the acquisition and each subsequent acquisition of employment-related securities to which this election applies.

In signing or electronically accepting this joint election, I agree to be bound by its terms as stated above.

………………………………………..        …./…./……….
Signature (Employee)                    Date

Note:    Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the Employee and the Service Recipient in respect of that and any later acquisition.

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SCHEDULE TO FORM OF ELECTION – EMPLOYING COMPANY

The employing companies to which this joint election relates are:

Employing Company	Company Registration Number
Otis Ltd.	147366

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